UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2020

MCDERMOTT INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Republic of Panama	001-08430	72-0593134
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

757 N. Eldridge Parkway Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code (281) 870-5000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b):

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $1.00 per share	MDRIQ	OTC Pink Marketplace

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, on January 21, 2020 (the “Petition Date”), McDermott International, Inc., a Panamanian corporation, and certain of its subsidiaries (collectively, “McDermott”), filed voluntary petitions (the “Chapter 11 Cases”) for reorganization under Chapter 11 of the United States Bankruptcy Code (the “Bankruptcy Code”) in the United States Bankruptcy Court for the Southern District of Texas (the “Bankruptcy Court”) to pursue a straddle prepackaged chapter 11 plan of reorganization of the Debtors. The Chapter 11 Cases are being jointly administered under the caption In re McDermott International, Inc., et al., No. 20-30336.

As described below, on February 10, 2020, McDermott filed a motion with the Bankruptcy Court seeking an order to approve certain incentive plans for McDermott’s officers (the “Executive Officers”) (such motion Docket No. 0367, the “Motion”). The Bankruptcy Court will consider approval of the Motion on February 24, 2020.

Motion Overview

On February 10, 2020, McDermott filed a Motion with the Bankruptcy Court seeking (i) an order authorizing and approving the key employee incentive plan (the “KEIP”) for the Executive Officers (the “KEIP Participants”) and (ii) the key employee retention plan (the “KERP” and, together with the KEIP, the “Incentive Plans”) for non-insider key employees (the “KERP Participants”).

A brief description of the Incentive Plans is below. The descriptions below are qualified in their entirety by reference to the Motion and related order, which are available at www.cases.primeclerk.com/McDermott.

Incentive Plans

Purpose. The purpose of the Incentive Plans is to appropriately incentivize the Executive Officers, align the Executive Officers’ interests with the interests of McDermott’s creditors and other key stakeholders, and retain key employees during the Chapter 11 Cases and throughout the pendency of the sale of McDermott’s technology assets and interests (the “Technology Business Sale”). The KEIP was designed to ensure that McDermott achieves near-term operating performance and restructuring goals while successfully consummating the Technology Business Sale. The KEIP provides a means of rewarding KEIP Participants based on the overall performance of McDermott and the achievement of certain quarterly performance metrics under the KEIP (as defined below). The KERP was designed to ensure that key, non-insider employees are fairly compensated and remain with McDermott through the conclusion of the Chapter 11 Cases and the Technology Business Sale process. The KERP provides a means of rewarding KERP Participants for their continued employment with McDermott throughout the Chapter 11 Cases and consummation of the Technology Business Sale.

Term. Each of the Incentive Plans is effective as of January 1, 2020. The KEIP and KERP each has a term continuing until December 31, 2020 regardless of McDermott’s emergence date from the Chapter 11 Cases, unless earlier terminated by or modified by the Company in accordance with the terms and subject to the conditions set forth therein. Additionally, participation in the Incentive Plans will be reduced to the extent any KEIP Participants or KERP Participants become participants in a new management incentive plan designed to replace certain long-term incentives in the KEIP or the KERP.

Administration. The KEIP is administered by the Compensation Committee (the “Compensation Committee”) of McDermott’s Board of Directors and the KERP is administered by McDermott. The Compensation Committee, with respect to the KEIP, and McDermott, with respect to the KERP, have full authority and discretion within the limits of the applicable plan to establish such administrative measures as may be necessary to administer and attain the objectives of such plan. The interpretation of the Compensation Committee, with respect to the KEIP, and McDermott, with respect to the KERP, shall be binding on all of such plan’s respective participants. The Compensation Committee may delegate an officer of McDermott the authority to administer the KEIP.

Eligibility. The Compensation Committee has the authority to designate persons, from time to time, as KEIP Participants and KERP Participants. Participation in the KEIP is limited to the KEIP Participants. Currently, there are a total of 13 individuals designated as KEIP Participants, including named executive officers of McDermott (each an “NEO”). Participation in the KERP is limited to the KERP Participants, none of whom are also designated as KEIP Participants.

KEIP Performance Bonus and Performance Targets

Subject to the provisions of the KEIP and any participation agreement between a KEIP Participant and McDermott, each KEIP Participant will have the opportunity to earn (i) an incentive payment for each quarter during the term of the KEIP (a “Quarterly Performance Bonus”), with the first performance period being January 1, 2020 through March 31, 2020 (each such quarter, a “Quarterly Performance Period”), depending on the achievement of the performance targets for each Quarterly Performance Period (the “Quarterly Performance Targets”) and (ii) an incentive payment (together with the Quarterly Performance Bonus, the “Performance Bonus”) for the date on which McDermott emerges from the Chapter 11 Cases (the “Emergence Date”) (together, with the Quarterly Performance Period, the “Performance Period”), depending on the achievement of the performance targets for such period (together with the Quarterly Performance Targets, the “Performance Targets”).

The performance metrics underlying the Performance Targets include (each of the following, as defined in the KEIP) Adjusted EBITDA (excluding the Technology Business Sale Proceeds), Available Cash Balance, Technology Business Sale Proceeds, Safety and Achievement Targets (the “Performance Metrics”). The Performance Metrics are subject to certain pro forma adjustments pursuant to the terms of the KEIP.

The potential amount payable to each KEIP Participant upon the conclusion of each applicable Performance Period is based on the achievement of specified Performance Metrics for each applicable Performance Period and subject to continued employment of the KEIP Participant through each such time. The target Performance Bonus for each of the KEIP Participants that is also an NEO is as follows:

Name of NEO	Target Performance Bonus
David Dickson	$6,331,250
Chris Krummel	$1,232,250
John M. Freeman	$1,123,500
Samik Mukherjee	$1,300,000
Ian Prescott	$422,500

Performance Bonuses will be calculated with respect to each applicable Performance Period and each Performance Metric. The amount of each Performance Bonus will be the sum of the weighted actual achievement of the Performance Metrics for each Performance Target in a particular Performance Period. If actual performance with respect to a particular Performance Metric is between the established Performance Targets with respect to a given Performance Metric, linear interpolation will be used to determine the amount of the Performance Bonus.

In addition to being measured on a quarterly basis, each Performance Metric subject to quarterly measurement will also be measured cumulatively as of the end of the second Quarterly Performance Period and each Quarterly Performance Period thereafter. An additional “catch-up” payment (a “Catch-Up Payment”) will be made to the extent McDermott’s performance equals or exceeds a cumulative quarterly Performance Metric with respect to such Quarterly Performance Period; however, the amount of the Quarterly Performance Bonus for the second and third Quarterly Performance Periods, as applicable, will not exceed the target Performance Bonus for each relevant Quarterly Performance Period. The exact amount of each Catch-Up Payment will be determined according to procedures set forth in the KEIP. Additionally, upon the Emergence Date prior to the end of a Quarterly Performance Period, the Quarterly Performance Bonus for such Quarterly Performance Period (except for Adjusted EBITDA) will be accelerated to the Emergence Date.

Each KEIP Participant will be entitled to a Performance Bonus based on the following Performance Metrics:

Performance Metric	Weight
Adjusted EBITDA	27.5%
Available Cash Balance	27.5%
Technology Business Sale Proceeds	15.0%
Safety	15.0%
Achievement Targets	15.0%

Each Performance Metric has a Threshold, Target, and Maximum Performance Bonus opportunity. The Performance Bonuses will be determined using the following payout schedule based on McDermott’s overall performance on each of the Performance Metrics. Performance less than the Threshold Performance Target for a Performance Metric will result in zero payout for that portion of the Performance Bonus.

Portion of Applicable Percentage Payable if Threshold Performance Target Achieved:	50%

Portion of Applicable Percentage Payable if Target Performance Target Achieved:	100%

Portion of Applicable Percentage Payable if Maximum Performance Target Achieved:	200%

Portion of Applicable Portion Payable if Achievement is Between Threshold and Maximum Performance Targets:	Linear interpolation between 50% and 200%

Quarterly Performance Bonuses under the KEIP are payable in cash. If a KEIP Participant’s employment is terminated by McDermott without “cause,” by the KEIP Participant for “good reason,” or upon death or disability, the KEIP Participant will be entitled to a pro rata portion of the Performance Bonus that would otherwise have been earned for the Performance Period in which such termination of employment occurs based on the portion of such Performance Period the KEIP Participant was employed by McDermott. If a KEIP Participant’s employment is terminated for any other reason, any remaining unpaid portion of the Performance Bonus will be forfeited.

The KEIP will continue for all four quarters of 2020 regardless of McDermott’s Emergence Date to the extent certain long-term incentives contained in the KEIP are not replaced by a new management incentive plan.

KERP Quarterly Retention Opportunities

Subject to the provisions of the KERP and any participation agreement between a KERP Participant and McDermott, each KERP Participant will have the opportunity to earn an incentive payment for each quarter during the term of the plan (a “Quarterly Retention Opportunity”), with the first participation period being January 1, 2020 through March 31, 2020 (each such quarter, a “Quarterly Participation Period”), depending on the KERP Participant’s continued employment with McDermott and other provisions of the KERP.

Quarterly Retention Opportunities represent fixed cash amounts payable in four installments based on continued employment of the KERP Participant through the applicable Quarterly Participation Period. The KERP will continue for all four quarters of 2020 regardless of McDermott’s Emergence Date to the extent certain long-term incentives contained in the KERP are not replaced by a new management incentive plan and represents a continuation of McDermott’s broad-based employee incentive opportunities that were in place prior to the Chapter 11 Cases.

Once a Quarterly Retention Opportunity has been determined, each KERP Participant will be paid at the most practical payroll processing date, but in no event later than 45 days following the end of a given Quarterly Participation Period. If a KERP Participant’s employment is terminated by McDermott without “cause” or due to death or disability, any then unpaid portion of the Quarterly Retention Opportunity for the Quarterly Participation Period in which such termination occurs will be accelerated and paid. If a KERP Participant’s employment is terminated voluntarily by the KERP Participant or by McDermott for “cause,” any remaining unpaid portion of the Quarterly Retention Opportunity will be forfeited.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MCDERMOTT INTERNATIONAL, INC.

Dated: February 14, 2020

	By:	/s/ John M. Freeman
John M. Freeman
Executive Vice President, Chief Legal Officer and Corporate Secretary